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                                  EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Citizens, Inc.:


We consent to incorporation by reference in the registration statement on Form S-3 of Citizens, Inc. of our report dated February 21, 1997, relating to the consolidated balance sheets of Citizens, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which report appears in the December 31, 1996 annual report on Form 10-K of Citizens, Inc. Our report refers to the adoption by the Company of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                    /s/ KPMG PEAT MARWICK LLP
                                        KPMG PEAT MARWICK LLP


Dallas, Texas
February 21, 1997